UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 9, 2016

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027
(Address of Principal Executive Offices)	(Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 9, 2016, Edward J. DiPaolo, an independent director of Willbros Group, Inc. (the “Company”), notified the Board of Directors of the Company that he does not intend to stand for re-election as a director of the Company at the Company’s 2017 Annual Meeting of Stockholders. There are no disagreements between Mr. DiPaolo and the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01. Regulation FD Disclosure.

As previously reported, at the Company’s 2016 Annual Meeting of Stockholders the amendment to the Company’s Certificate of Incorporation to declassify the Board of Directors was not approved by the stockholders because it failed to receive the affirmative vote of the holders of 75% or more of the outstanding shares of the Company’s common stock, as required by the Company’s Certificate of Incorporation.

The Company intends to seek the declassification of the Board of Directors once again by including in its proxy statement for its 2017 Annual Meeting of Stockholders a management proposal to amend its Certificate of Incorporation to declassify the Board of Directors. The Company also intends to include a management proposal in such proxy statement to amend its Certificate of Incorporation to eliminate the supermajority voting requirements contained therein.

This information is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: November 16, 2016	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and Chief Financial Officer

2